UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey		07001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On February 15, 2012, and as contemplated in disclosures in previous filings, Northfield Bank, the wholly-owned subsidiary of Northfield Bancorp, Inc., sold the majority of its portfolio of premium finance loans, except for $1.7 million of cancelled loans and $4.3 million of loans originated to obligors residing in states where the purchaser is awaiting approval to own premium finance loans (“Excluded Loans”). At February 15, 2012, the sold loans had a carrying value of approximately $42.0 million. The Excluded Loans will be sold when the purchaser obtains approval to own them with the exception of cancelled loans which will be held by Northfield Bank until their ultimate resolution which is generally a payment from the insurance carrier in the amount of the unearned premiums.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: February 22, 2012	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating Officer
and Chief Financial Officer